UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2017

CBOE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 South LaSalle Street
Chicago, Illinois	60605
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 786-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of CBOE Holdings, Inc. (“CBOE Holdings”) was held on January 17, 2017 in Chicago, Illinois (the “Special Meeting”). The Special Meeting was held in order to vote upon the following proposals set forth in a definitive joint proxy statement/prospectus dated December 9, 2016 and filed with the Securities and Exchange Commission (“SEC”) on December 12, 2016: (i) to approve the issuance of shares of CBOE Holdings common stock (the “Share Issuance Proposal”) pursuant to the Agreement and Plan of Merger, dated as of September 25, 2016 (the “Merger Agreement”), by and among CBOE Holdings, two wholly-owned subsidiaries of CBOE Holdings and Bats Global Markets, Inc. (“Bats”) and (ii) to adjourn the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal (the “Adjournment Proposal”).

At the Special Meeting, CBOE Holdings’ stockholders voted upon and approved the Share Issuance Proposal. The votes on the Share Issuance Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,673,058	231,561	115,739	N/A

Because the Share Issuance Proposal received the affirmative vote of the majority of the votes properly cast on such proposal and a quorum was present at the Special Meeting, the vote was not called on the Adjournment Proposal.

Item 8.01. Other Events.

On January 17, 2017, CBOE Holdings issued a press release announcing that (i) at the Special Meeting, CBOE Holdings stockholders approved the Share Issuance Proposal and (ii) at the special meeting of stockholders of Bats held on January 17, 2017, Bats stockholders voted to approve the proposal to adopt the Merger Agreement.

The closing of the transactions contemplated by the Merger Agreement remains subject to the fulfillment or waiver of certain conditions that have not yet been satisfied including the receipt of certain approvals from certain regulatory authorities and other customary closing conditions.

A copy of the press release issued by CBOE Holdings announcing the approval of the Share Issuance Proposal by CBOE Holdings stockholders and the approval of the proposal to adopt the Merger Agreement by Bats stockholders is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains certain statements regarding intentions, beliefs and expectations or predictions with respect to the timing of the completion of the transactions contemplated by the Merger Agreement, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The actual timing of the completion of such transactions could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause the actual timing to differ materially include, without limitation, the risks, uncertainties or assumptions described in the Risk Factors section of the definitive joint proxy statement/prospectus dated December 9, 2016 that CBOE Holdings filed with the SEC on December 12, 2016.

Neither CBOE Holdings nor Bats undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information Regarding the Transaction and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. This Current Report on Form 8-K relates to the proposed merger transaction involving CBOE Holdings, Bats, CBOE Corporation and CBOE V, LLC. In connection therewith, CBOE Holdings filed with the SEC on December 12, 2016 a definitive joint proxy statement/prospectus dated December 9, 2016, and each of the companies may be filing with the SEC other documents regarding the proposed transaction. CBOE Holdings and Bats commenced mailing of the definitive joint proxy statement/prospectus to CBOE Holdings stockholders and Bats stockholders on December 12, 2016. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF BATS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of CBOE Holdings and Bats, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CBOE Holdings will be available free of charge on CBOE Holdings’ website at http://ir.cboe.com/financial-information/sec-filings.aspx under the heading “SEC Filings” or by contacting CBOE Holdings’ Investor Relations Department at (312) 786-7136. Copies of the documents filed with the SEC by Bats will be available free of charge on Bats’ website at http://www.bats.com/investor_relations/financials/ under the heading “SEC Filings” or by contacting Bats’ Investor Relations Department at (913) 815-7132.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press release issued by CBOE Holdings, Inc. on January 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.

	By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel
and Corporate Secretary

Date: January 17, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release issued by CBOE Holdings, Inc. on January 17, 2017